Exhibit 3.2

SECOND AMENDED & RESTATED BYLAWS

OF

NEVRO CORP.

1.	OFFICES:

1.1. The Corporation may have an office or offices at such places as the Board of Directors may from time to time designate.

2.	MEETING OF STOCKHOLDERS:

2.1. The annual meeting of stockholders for the election of directors shall be held at such time and date as may be fixed by the Board of Directors.

2.2. Special meetings of the stockholders may be called at any time by the President, and shall be called by the President or Secretary on the request in writing, or by vote, of a majority of the directors, or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

2.3. All meetings of the stockholders may be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified and fixed in the respective notices or waiver of notice thereof.

3.	DIRECTORS:

3.1. The property and business of the Corporation shall be managed by, or under the direction of, its Board of Directors, consisting of one or more directors as determined from time to time by resolution of the Board of Directors.

3.2. Each director shall hold office until the next annual election, and until such director’s successor is elected and qualified, or until such director’s earlier resignation or removal. Directors shall be elected by the stockholders, except that vacancies in the Board of Directors by reason of death, resignation or otherwise and newly created directorships may be filled for the unexpired term by the remaining directors, though less than a quorum, by a majority vote.

4.	POWER OF DIRECTORS:

4.1. The Board of Directors shall have such general and specific powers as are conferred upon corporations by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), subject only to the provisions of the statutes, Certificate of Incorporation, and these Bylaws, which may restrict or deny such powers.

5.	MEETING OF DIRECTORS:

5.1. After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as may be fixed by the stockholders at the annual meeting, and if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors. The place and time of such meeting may also be fixed by written consent of the directors. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

5.2. Special meetings of the Board of Directors may be called by the President, and shall be called by the President or the Secretary at the written request of two directors, by notice to each director given five (5) days prior to the meeting if by mail, or two (2) days prior to the meeting if by telephone, facsimile telecommunication or electronic transmission.

5.3. Special meetings of the Board of Directors may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

5.4. A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

6.	EXECUTIVE AND OTHER COMMITTEES:

6.1. The Board of Directors may designate an executive committee and one or more other committees each to consist of one or more of the directors of the Corporation.

6.2. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent provided in the resolution of the Board of Directors, subject to applicable laws.

6.3. The executive committee and such other committees shall meet at stated times or on notice to all by any of their own number. They shall fix their own rules of procedure. A majority shall constitute a quorum, but unless otherwise determined by the Board of Directors, the affirmative vote of a majority of the whole committee shall be necessary in every case.

7.	OFFICERS OF THE CORPORATION:

7.1. The officers of the Corporation may be a President, one or more Vice-Presidents, Secretary, Treasurer, and such other officers as may from time to time be chosen by the Board of Directors.

7.2. Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer may be removed either with or without cause at any time by the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

8.	DUTIES OF THE PRESIDENT: Unless otherwise determined by the Board of Directors,

8.1. The President shall be the chief executive officer of the Corporation unless otherwise determined by the Board of Directors. It shall be the President’s duty to preside at all meetings of the stockholders; to have general and active management of the business and the Corporation; to see that all orders and resolutions of the Board of Directors are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the Corporation, and to affix the corporate seal thereto when authorized by the Board of Directors or the executive committee.

8.2. The President shall have the general supervision and direction of the other officers of the Corporation and shall see that their duties are properly performed and shall have the general duties and powers of supervision and management usually vested in the office of the President of a Corporation.

9.	VICE PRESIDENT: Unless otherwise determined by the Board of Directors,

9.1. The Vice-Presidents, in the order designated by the Board of Directors, shall be vested with all powers and required to perform all the duties of the President in the President’s absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.

10.	PRESIDENT PRO TEM:

10.1. In the absence or disability of the President and the Vice-President, the Board of Directors may appoint from their own number a president pro tern.

11.	SECRETARY: Unless otherwise determined by the Board of Directors,

11.1. The Secretary shall attend all meetings of the Corporation, the Board of Directors, the executive committee and standing committees. The Secretary shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. The Secretary shall give proper notice of meetings of stockholders and Board of Directors and shall perform such other duties as shall be assigned by the President or the Board of Directors.

12.	TREASURER: Unless otherwise determined by the Board of Directors,

12.1. The Treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

12.2. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, executive committee or President, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, whenever they may require it, an account of all his or her transactions as treasurer, and of the financial condition of the Corporation, and at the regular meeting of the Board of Directors next preceding the annual stockholders’ meeting, a like report for the preceding year.

12.3. The Treasurer shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

12.4. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and the restoration to the Corporation, in case of his or her death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession, belonging to the Corporation. The Treasurer shall perform such other duties as the Board of Directors or executive committee may from time to time prescribe or require.

13.	DUTIES OF OFFICERS MAY BE DELEGATED:

13.1. In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate his or her powers or duties to any other officer or to any director for the time being.

14.	CERTIFICATES OF STOCK:

14.1. Certificates of stock shall be signed by any two authorized officers of the Corporation. If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of loss or destruction and the giving of a satisfactory bond of indemnity in an amount sufficient to indemnify the Corporation against any claim. A new certificate may be issued without requiring bond when, in the judgment of the Board of Directors, it is proper to do so.

15.	TRANSFER OF STOCK:

15.1. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

16.	STOCKHOLDERS OF RECORD:

16.1. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

17.	FISCAL YEAR:

17.1. The fiscal year of the Corporation shall be determined by the Board of Directors.

18.	DIVIDENDS:

18.1. Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or property or in shares of the capital stock. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes and may alter or abolish any such reserve or reserves.

19.	CHECKS FOR MONEY:

19.1. All checks, drafts or orders for the payment of money shall be signed by the Treasurer or by such other officer or officers as the Board of Directors may from time to time designate. No check shall be signed in blank.

20.	BOOKS AND RECORDS:

20.1. The books, records and accounts of the Corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the Bylaws or by resolution of the Board of Directors.

21.	NOTICES:

21.1. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile telecommunication or electronic transmission. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or when such notice is dispatched, if delivered through the mail, by facsimile telecommunication or electronic transmission, shall be the time of the giving of the notice.

21.2. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

22.	AMENDMENT:

22.1. These Bylaws may be amended, altered, repealed or supplemented at any regular meeting of the stockholders or of the Board of Directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the whole Board of Directors, as the case may be.

23.	INDEMNIFICATION:

23.1.	Indemnification of Directors and Officers:

23.1.1. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is a party to, or is threatened to be made a party to, or is involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust, enterprise, or non-profit entity, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Notwithstanding the preceding sentence, except as otherwise provided in Section 23.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

23.2.	Indemnification of Others:

23.2.1. The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

23.3.	Prepayment of Expenses:

23.3.1. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

23.4.	Determination; Claim:

23.4.1. If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this Section 23 is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

23.5.	Non-Exclusivity of Rights:

23.5.1. The rights conferred by Section 23 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

23.6.	Insurance:

23.6.1. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any such liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

23.7.	Other Indemnification:

23.7.1. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

23.8.	Continuation of Indemnification:

23.8.1. The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Section 23 shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

23.9.	Amendment or Repeal:

23.9.1. The provisions of this Section 23 shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Section 23 the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Section 23 are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Section 23 shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Adopted: April 3, 2025